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                                                                    Exhibit 4.10

                    Amended and Restated Security Agreement


     This Amended and Restated Security Agreement (the "Agreement") is dated as of May 15, 1997, by and among Everest Healthcare Services Corporation, a Delaware corporation (the "Company"), and the other parties executing this Agreement under the heading "Debtors" (the Company and such other parties, along with any parties who execute and deliver to the Agent an agreement attached hereto as Schedule D, being hereinafter referred to collectively as the "Debtors" and individually as a "Debtor"), each with its mailing address as set forth on its signature page hereto, and Harris Trust and Savings Bank, an Illinois banking corporation ("Harris"), with its mailing address at 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690, acting as agent hereunder for the Lenders hereinafter identified and defined (Harris acting as such agent and any successor or successors to Harris acting in such capacity being hereinafter referred to as the "Agent");

                             Preliminary Statements

       A. The Company and Harris, individually and as agent, have entered into an Amended and Restated Credit Agreement dated as of even date herewith (such Amended and Restated Credit Agreement as the same may be amended, modified or restated from time to time being hereinafter referred to as the "Credit Agreement"), pursuant to which Harris and other lenders which from time to time become party to the Credit Agreement (Harris and such other lenders which from time to time hereafter become party to the Credit Agreement being hereinafter referred to collectively as the "Lenders" and individually as a "Lender") have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Company.

       B. The Company may from time to time enter into one or more interest rate exchange, cap, collar, floor or other agreements with one or more of the Lenders party to the Credit Agreement for the purpose of hedging or otherwise protecting the Company against changes in interest rates (the liability of the Company in respect of such agreements with such Lenders being hereinafter referred to as the "Hedging Liability").

       C. As a condition to extending credit to the Company under the Credit Agreement, the Lenders have required, among other things, that (i) each Debtor, other than the Company, guarantee all indebtedness, obligations and liabilities, whether now existing or hereafter arising, of the Company under or arising out of the Credit Agreement pursuant to that certain Amended and Restated Guaranty Agreement dated as of even date herewith between such Debtors and the Agent, as the same may be amended, modified, supplemented and/or restated from time to time (the "Guaranty") and (ii) each Debtor, including the Company, grant to the Agent a lien on and
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security interest in the personal property of such Debtor described herein subject to the terms and conditions hereof.

       D. The Company owns, directly or indirectly, all or substantially all of the equity interests in each other Debtor and the Company provides each other Debtor with financial, management, administrative, and technical support which enables such Debtor to conduct its business in an orderly and efficient manner in the ordinary course.

       E. Each Debtor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Lenders to the Company.

     Now, Therefore, for and in consideration of the execution and delivery by the Lenders of the Credit Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Terms defined in Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement. The term "Debtor" and "Debtors" as used herein shall mean and include the Debtors collectively and also each individually, with all grants, representations, warranties and covenants of and by the Debtors, or any of them, herein contained to constitute joint and several grants, representations, warranties and covenants of and by the Debtors; provided, however, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Debtor only with respect to the Collateral owned by it or represented by such Debtor as owned by it.

          Section 2. Grant of Security Interest in the Collateral; Obligations Secured. (a) Each Debtor hereby grants to the Agent for the benefit of itself and the other Lenders a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Agent has and shall continue to have for the benefit of itself and the other Lenders a continuing lien on and security interest in, and right of set-off against, any and all right, title and interest of each Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to the following:

            (i) Receivables. All Receivables, whether now owned or existing or hereafter created, acquired or arising, and however evidenced or acquired, or in which such Debtor now has or hereafter acquires any rights (the term "Receivables" means and includes all accounts, accounts receivable, contract rights, instruments, notes, drafts, acceptances, documents, chattel paper, any right of such Debtor to payment for goods sold or leased or for services rendered, whether or not earned by performance, and all other forms of obligations owing to such Debtor, and all of such Debtor's rights to any merchandise or

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     other goods (including without limitation any returned or repossessed goods and the right of stoppage in transit) which is represented by, arises from or is related to any of the foregoing);

            (ii) General Intangibles. All General Intangibles, whether now owned or existing or hereafter created, acquired or arising, or in which such Debtor now has or hereafter acquires any rights (the term "General Intangibles" means and includes all general intangibles, all patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade styles, trade names, copyrights, copyright registrations, copyright licenses and other licenses and similar intangibles, all customer, client and supplier lists (in whatever form maintained), all rights in leases and other agreements relating to real or personal property, all causes of action and tax refunds of every kind and nature, all privileges, franchises, immunities, licenses, permits and similar intangibles, all rights to receive payments in connection with the termination of any pension plan or employee stock ownership plan or trust established for the benefit of employees of such Debtor and all other personal property (including things in action) not otherwise covered by this Agreement;

            (iii) Inventory. All Inventory, whether now owned or existing or hereafter created, acquired or arising, or in which such Debtor now has or hereafter acquires any rights and all documents of title at any time evidencing or representing any part thereof (the term "Inventory" means and includes all inventory and other goods which are held for sale or lease or are to be furnished under contracts of service or consumed in such Debtor's business, all goods which are raw materials, work-in-process, finished goods, materials or supplies of every kind and nature, in each case used or usable in connection with the acquisition, manufacture, processing, supply, servicing, storing, packing, shipping, advertising, selling, leasing or furnishing of such goods, and any constituents or ingredients thereof, and all goods which are returned or repossessed goods);

            (iv) Equipment. All Equipment, whether now owned or existing or hereafter created, acquired or arising, or in which such Debtor now has or hereafter acquires any rights (the term "Equipment" means and includes all equipment and other machinery, tools, fixtures, trade fixtures, furniture, furnishings, office equipment, vehicles (including vehicles subject to a certificate of title law) and all other goods now or hereafter used or usable in connection with such Debtor's business, together with all parts, accessories and attachments relating to any of the foregoing);

            (v) Investment Property. All Investment Property, whether now owned or existing or hereafter created, acquired or arising, or in which such Debtor now has or hereafter acquires any rights (the term "Investment Property" means and includes all

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     investment property and all other securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts, including all substitutions and additions thereto, all dividends, distributions and sums distributable or payable from, upon, or in respect of such property, and all rights and privileges incident to such property);

            (vi) Deposits and Property in Possession. All deposit accounts (whether general, specific or otherwise) of such Debtor maintained with the Agent or any of the Lenders and all sums now or hereafter on deposit therein or payable thereon, and any and all other property and interests in property which now is or may from time to time hereafter come into the possession, custody or control of the Agent or any of the Lenders, or any agent of any of them, in any way and for any purpose (whether for safekeeping, custody, pledge, transmission, collection or otherwise);

            (vii) Records. All supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

            (viii) Accessions and Additions. All accessions and additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising; and

            (ix) Proceeds and Products. All proceeds and products of the foregoing and all insurance of the foregoing and proceeds thereof, whether now existing or hereafter arising;

all of the foregoing being herein sometimes referred to as the "Collateral".
All terms which are used herein which are defined in the Uniform Commercial Code of the State of Illinois ("UCC") shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.

       (b) This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (i) any and all indebtedness, obligations and liabilities of the Debtors, of any of them, to the Agent and the Lenders, and any of them, under or in connection with or evidenced by the Credit Agreement, the Notes of the Company heretofore or hereafter

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issued under the Credit Agreement and the obligations of the Company to reimburse the Agent and the Lenders for the amount of all drawings on all Letters of Credit issued for the account of the Company pursuant to the Credit Agreement, and all other obligations of the Company under any and all applications for Letters of Credit, or under or in connection with or otherwise evidenced by the Guaranty or any of the other Loan Documents, or under or in connection with or otherwise evidenced by agreements with any one or more of the Lenders with respect to Hedging Liability, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred by the Agent and the Lenders, and any of them, in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described above being hereinafter referred to as the "Obligations"). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Debtor (other than the Company to which this limitation shall not apply) under this Agreement shall not exceed $1.00 less than the amount which would render such Debtor's obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

          Section 3. Covenants, Agreements, Representations and Warranties. The Debtors hereby covenant and agree with, and represent and warrant to, the Agent and the Lenders that:

            (a) Each Debtor is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, is the sole and lawful owner of the Collateral granted by it hereunder and has the power and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for. Each Debtor's Federal tax identification number is set forth under its name under Column 1 on Schedule A.

            (b) Each Debtor's respective chief executive office is at the location listed under Column 2 on Schedule A attached hereto opposite such Debtor's name; and such Debtor has no other executive offices or places of business other than those listed under Column 3 on Schedule A attached hereto opposite such Debtor's name. The Collateral owned or leased by each Debtor is and shall remain in such Debtor's possession or control at the locations listed under Columns 2 and 3 on Schedule A attached hereto opposite such Debtor's name (collectively for each Debtor, the "Permitted Collateral Locations"). If for any reason any Collateral is at any time kept or located at a location other than a Permitted Collateral Location, the Agent shall nevertheless have and retain a lien on and security interest therein. No Debtor shall move its chief executive office or maintain a place of business at a location other than those specified under Columns 2 or 3

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     on Schedule A or permit any Collateral to be located at a location other than a Permitted Collateral Location, in each case without first providing the Agent 30 days prior written notice of the Debtor's intent to do so; provided that each Debtor shall at all times maintain its chief executive office and places of business and Permitted Collateral Locations in the United States of America and, with respect to any new chief executive office or place of business or location of Collateral, such Debtor shall have taken all action reasonably requested by the Agent to maintain the lien and security interest of Agent in the Collateral at all times fully perfected and in full force and effect.

            (c) The Collateral and every part thereof is and shall be free and clear of all security interests, liens (including, without limitation, mechanics', laborers' and statutory liens), attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary, except for the lien and security interest of the Agent therein and other Liens permitted by Section 7.14 of the Credit Agreement (herein, the "Permitted Encumbrances"). Each Debtor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to the Agent or any Lender.

            (d) Each Debtor will promptly pay when due all taxes, assessments and governmental charges and levies upon or against it or its Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent foreclosure on or other realization upon any Collateral and preclude interference with the operation of its business in the ordinary course and such Debtor shall have established adequate reserves therefor.

            (e) Each Debtor agrees it will not waste or destroy the Collateral or any part thereof and will not be negligent in the care or use of any Collateral. Each Debtor agrees it will not use, manufacture, sell or distribute any Collateral in violation of any statute, ordinance or other governmental requirement. Each Debtor will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Agent and the Lenders have no responsibility to perform such obligations.

            (f) Subject to Sections 4(b), 5(a), 6(b), 6(c), and 7(c) hereof and the terms of the Credit Agreement (including, without limitation, Section
     7.16 thereof), each Debtor agrees it will not, without the Agent's prior written consent, sell, assign, mortgage, lease or otherwise dispose of the Collateral or any interest therein.

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            (g) Each Debtor will insure its Collateral which is insurable against such risks and hazards as other companies similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, and loss in transit, in amounts and under policies containing loss payable clauses to the Agent as its interest may appear (and, if the Agent requests, naming the Agent and the Lenders as additional insureds therein) by insurers reasonably acceptable to the Agent. All premiums on such insurance shall be paid by the Debtors and the policies of such insurance (or certificates therefor) delivered to the Agent. All insurance required hereby shall provide that any loss shall be payable notwithstanding any act or negligence of the relevant Debtor, shall provide that no cancellation thereof shall be effective until at least 30 days after receipt by the relevant Debtor and the Agent of written notice thereof, and shall be reasonably satisfactory to the Agent in all other respects. In case of any material loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor shall promptly give written notice thereof to the Agent and the Lenders generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Debtor's cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed, except to the extent such Collateral is not necessary to the conduct of such Debtor's business in the ordinary course and such Collateral and all other Collateral lost, damaged or destroyed during the immediately preceding twelve (12) calendar months had an aggregate fair market value, prior to its loss, damage or destruction, of less than $250,000. In the event any Debtor shall receive any proceeds of such insurance, such Debtor will immediately pay over such proceeds to the Agent; provided that, in the absence of any continuing Event of Default, such Debtor shall be entitled to such insurance proceeds to the extent and in the manner provided for in this Section 3(g). Each Debtor hereby authorizes the Agent, at the Agent's option, to adjust, compromise and settle any losses under any insurance afforded at any time after the occurrence and during the continuation of any Event of Default, and such Debtor does hereby irrevocably constitute the Agent, its officers, agents and attorneys, as such Debtor's attorneys-in-fact, with full power and authority after the occurrence and during the continuation of any Event of Default to effect such adjustment, compromise and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. Unless the Agent elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise and/or settlement of any losses under any insurance shall be made by the relevant Debtor subject to final approval of the Agent (regardless of whether or not an Event of Default shall have occurred) in the case of losses exceeding $250,000. Net insurance proceeds received by the Agent under the provisions hereof or under any policy

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     or policies of insurance covering the Collateral or any part thereof pursuant to the terms hereof shall be applied to the reduction of the Obligations (whether or not then due); provided, however, that the Agent agrees to release such insurance proceeds to the relevant Debtor for replacement or restoration of the portion of the Collateral lost, damaged or destroyed required by this Agreement to be so replaced or restored if, but only if, (i) at the time of release no Event of Default exists hereunder, (ii) written application for such release is received from such Debtor within 30 days of receipt of, or in the event received by the Agent notice of Agent's receipt of, such proceeds and (iii) the Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced. All insurance proceeds shall be subject to the lien and security interest of the Agent hereunder.

          Unless the Debtors provide the Agent with evidence of the insurance coverage required by this Agreement, the Agent may purchase insurance at the Debtors' expense to protect the Agent's interests in the Collateral. This insurance may, but need not, protect any debtor's interests in the Collateral. The coverage purchased by the Agent may not pay any claims that any Debtor makes or any claim that is made against such Debtor in connection with the Collateral. The Debtors may later cancel any such insurance purchased by the Agent, but only after providing the Agent with evidence that the Debtors have obtained insurance as required by this Agreement. If the Agent purchases insurance for the Collateral, the Debtors will be responsible for the costs of that insurance, including interest and any other charges that the Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations secured hereby. The costs of the insurance may be more than the cost of insurance the Debtors may be able to obtain on their own.

            (h) Each Debtor will, at all times allow the Agent, any Lender, and their respective representatives free access to and right of inspection of the Collateral; provided, however, that in the absence of any continuing Event of Default any such access or inspection shall only be required at reasonable times during such Debtor's normal business hours upon prior written notice to such Debtor and otherwise in accordance with Section 7.6 of the Credit Agreement.

            (i) If any Collateral is in the possession or control of any agents or processors of a Debtor and the Agent so requests, such Debtor agrees to notify such agents or processors in writing of the Agent's security interest therein and instruct them to hold all

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     such Collateral for the Agent's account and subject to the Agent's instructions. Each Debtor will, upon request of the Agent, authorize and instruct all bailees and any other parties (except patients in possession of Collateral consisting of supplies for such person's patient care treatments), if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Agent, any Lender and their respective representatives to examine and inspect any of the Collateral then in such party's possession and to verify from such party's own books and records any information concerning the Collateral or any part thereof which the Agent, any Lender or their respective representatives may seek to verify. As to any premises not owned by a Debtor wherein any of the Collateral is located, if any, such Debtor shall, upon the Agent's request, use reasonable efforts to cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title and interest in, and lien on, the Collateral, allowing the removal of such Collateral by the Agent or by the Lenders and otherwise in form and substance reasonably acceptable to the Agent.

            (j) Each Debtor agrees from time to time to deliver to the Agent and any Lender such evidence of the existence, identity and location of its Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by such Debtor, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered by it, together with such Debtor's warranty of the genuineness thereof, and reports stating the book value of its Inventory and Equipment by major category and location), in each case as the Agent or such Lender may reasonably request. The Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Agent considers appropriate (including, without limitation, the verification of Collateral by use of a fictitious name), and each Debtor agrees to furnish all assistance and information, and perform any acts, which the Agent may reasonably require in connection therewith, provided that, unless an Event of Default has occurred and is continuing, the Agent shall not contact any account debtor with respect to any of the foregoing matters without the relevant Debtor's prior written consent.

            (k) Each Debtor will comply in all material respects with the terms and conditions of any and all leases, easements, right-of-way agreements and other agreements binding upon such Debtor or affecting the Collateral, in each case which cover the premises wherein the Collateral is located, and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

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            (l) No Debtor has invoiced Receivables or otherwise transacted business, and does not invoice Receivables or otherwise transact business, under any trade names other than its name set forth on its signature page to this Agreement or as otherwise set forth on Exhibit B hereto. Each Debtor agrees it will not change its name or transact business under any other trade name, in each case without first giving the Agent 30 days' prior written notice of its intent to do so.

            (m) Each Debtor agrees to execute and deliver to the Agent such further agreements, assignments, instruments and documents, and to do all such other things, as the Agent may reasonably deem necessary or appropriate to assure the Agent its lien and security interest hereunder, including without limitation, (i) executing such financing statement or other instruments and documents as the Agent may from time to time reasonably require to comply with the UCC and (ii) executing such patent, trademark, and copyright agreements as the Agent may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office. Each Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without prior notice thereof to such Debtor wherever the Agent in its sole discretion desires to file the same (and Agent agrees to provide the relevant Debtor notice after any such filing is made pursuant to this provision, provided the failure to give such notice shall not affect the validity or enforceability of the relevant filing). In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral or any part thereof, or to any of the Obligations, each Debtor agrees to execute and deliver all such instruments and documents and to do all such other things as the Agent reasonably deems necessary or appropriate to preserve, protect and enforce the security interest of the Agent under the law of such other jurisdiction. Each Debtor agrees to mark its corporate records to reflect the security interest of the Agent in such Debtor's Collateral.

            (n) On failure of a Debtor to perform any of the covenants and agreements herein contained, the Agent may at its option, after two Business Days' prior notice to such Debtor (unless in the reasonable judgment of the Agent immediate payment or performance is necessary to protect or preserve the Collateral or the Agent's interest therein), perform the same and in so doing may expend such sums as the Agent reasonably deems advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens and encumbrances (except to the extent the relevant Pledgor is contesting the same in good faith in accordance with the terms of Section
     7.3 of the Credit Agreement), expenditures made in defending against any adverse claims, and all other expenditures which the Agent may be compelled to make by operation of law or which the Agent may make by agreement or

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     otherwise for the protection of the security hereof.  All such sums and amounts so expended shall be repayable by such Debtor immediately without notice or demand, shall constitute additional Obligations secured hereunder, and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) determined by adding 2% to the Domestic Rate from time to time in effect with any change in such rate per annum as so determined by reason of a change in such Domestic Rate to be effective on the date of such change in said Domestic Rate (such rate per annum as so determined being hereinafter referred to as the "Default Rate"). No such performance of any covenant or agreement by the Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate the Agent or any Lender to take any further or future action with respect thereto. The Agent in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Agent in performing any act hereunder shall be the sole judge (which judgment shall be reasonably exercised) of whether the relevant Debtor is required to perform the same under the terms of this Agreement. The Agent is hereby authorized to charge any depository or other account of any Debtor maintained with the Agent for the amount of such sums and amounts so expended.

          Section 4. Special Provisions Re: Receivables. (a) As of the time any Receivable becomes subject to the security interest provided for hereby and at all times thereafter, each Debtor shall be deemed to have warranted as to each and all of its Receivables that all warranties of such Debtor set forth in this Agreement are true and correct with respect to each such Receivable; that each of its Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each of its Receivable is valid and existing and, if such Receivable is an account, arises out of a bona fide sale of goods sold and delivered by such Debtor to, or in the process of being delivered to, or out of and for services theretofore actually rendered by such Debtor to, the account debtor named therein; that no such Receivable is evidenced by any instrument or chattel paper unless such instrument or chattel paper has theretofore been endorsed by such Debtor and delivered to the Agent (except to the extent the aggregate unpaid amount of such instruments and chattel paper not so endorsed and delivered is less than $100,000 at any one time outstanding); that no surety bond was required or given in connection with such Receivable or the contracts or purchase orders out of which the same arose; and that if said Receivable is scheduled, listed or referred to on any certificate evidencing the Borrowing Base or is otherwise a Receivable which such Debtor wants the Lenders to consider an Eligible Account, that said Receivable qualifies as an Eligible Account. If any Receivable arises out of a contract with the United States of America or any of its departments, agencies or instrumentalities, after the occurrence and during the continuance of any Event of Default, the relevant Debtor agrees to notify the Agent and, at the request of the Agent or the Required Lenders, execute whatever instruments and documents are required by the Agent in order that such Receivable shall be assigned to the Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar statute relating to the assignment of such Receivables.

       (b) Unless and until an Event of Default hereunder occurs and is continuing, any merchandise or other goods which are returned by a customer or account debtor or otherwise recovered may be resold by the relevant Debtor in the ordinary course of its business as presently conducted in accordance with
Section 6(b) hereof; upon the occurrence and during the continuation of any Event of Default hereunder, such merchandise and other goods shall be set aside at the request of the Agent and held by such Debtor as trustee for the Agent and the Lenders and shall remain part of the Collateral. Unless and until an Event of Default hereunder occurs and is continuing, the relevant Debtor may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances in the ordinary course of its business as presently conducted for amounts and on terms which such Debtor in good faith considers advisable. Upon the occurrence and during the continuation of any Event of Default hereunder, unless the Agent requests otherwise, each Debtor shall notify the Agent promptly of all returns and recoveries and, on the Agent's request, deliver any such merchandise or other goods to the Agent. Upon the occurrence and during the continuation of any Event of Default hereunder, unless the Agent requests otherwise, each Debtor shall also notify the Agent promptly of all disputes and claims and settle or adjust them at no expense to the Agent or the Lenders hereunder, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or account debtor and no returns of merchandise or other goods shall be accepted by any Debtor without the Agent's consent. The Agent may, at all times upon the occurrence and during the continuation of any Event of Default hereunder, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Agent considers advisable.

          Section 5. Collection of Receivables. (a) Except as otherwise provided in this Agreement, each Debtor shall make collection of all of its Receivables and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

       (b) Upon the occurrence and during the continuation of any Event of Default hereunder, whether or not the Agent has exercised any or all of its rights under other provisions of this Section 5, in the event the Agent requests any Debtor to do so:

            (i) all instruments and chattel paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by such Debtor, be immediately endorsed to and deposited with Agent; and/or

            (ii) such Debtor shall instruct all of its customers and account debtors to remit all payments in respect of its Receivables to a lockbox or lockboxes under the sole custody and control of Agent and which are maintained at post offices selected by the Agent.

       (c) Upon the occurrence and during the continuation of any Event of Default hereunder, whether or not the Agent has exercised any or all of its rights under other provisions of this Section 5, the Agent or its designee may notify the relevant Debtor's customers and account debtors at any time that Receivables have been assigned to the Agent or of the Agent's security interest therein, and either in its own name, or such Debtor's name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 5(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Agent's discretion file any claim or take any other action or proceeding which the Agent may deem reasonably necessary or appropriate to protect and realize upon the security interest of the Agent in the Receivables.

       (d) Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Agent pursuant to any of the provisions of Sections 5(b) or 5(c) hereof may be handled and administered by the Agent in and through a remittance account or accounts maintained at the Agent or by the Agent at a commercial bank or banks selected by the Agent (collectively the "Depositary Banks" and individually a "Depositary Bank"), and each Debtor acknowledges that the maintenance of such remittance accounts by the Agent is solely for the Agent's convenience and that the Debtors do not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof. The Agent may apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order and at such intervals as the Agent may from time to time in its discretion determine, but not less often than once each week. The Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Agent and the Depositary Bank as such. However, if the Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Agent or any Depositary Bank for any reason, the Agent may at its election in either instance charge the amount of such item back against any such remittance accounts or any depository account of any Debtor maintained with the Agent, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Receivables or other Collateral to any remittance account, the relevant Debtor shall furnish the Agent with a report in such form as Agent shall reasonably require identifying the particular Receivable or such other Collateral from which the same arises or relates. Each Debtor hereby indemnifies the Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges and attorneys' fees suffered or incurred by the Agent or any Lender because of the maintenance of the foregoing arrangements; provided, however, that no Debtor shall be required to indemnify the Agent or any Lender for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the person seeking to be indemnified. The Agent and the Lenders shall have no liability or responsibility to any Debtor for the Agent or any other Depositary Bank accepting any check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

          Section 6. Special Provisions Re: Inventory and Equipment. (a) Each Debtor shall at its own cost and expense maintain, keep and preserve its Inventory in good and merchantable condition and keep and preserve its Equipment in good repair, working order and condition, ordinary wear and tear excepted, and, without limiting the foregoing, make all necessary and proper repairs, replacements and additions to its Equipment so that the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Debtor, any of such Equipment is no longer necessary or useful to the conduct of its business in the ordinary course.

       (b) Each Debtor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Agent, use, consume and sell the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not under any circumstance include any transfer or sale in satisfaction, partial or complete, of a debt owing by such Debtor.

       (c) Each Debtor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Agent, sell (x) obsolete, worn out or unusable Equipment which is concurrently replaced with similar Equipment at least equal in quality and condition to that sold and owned by such Debtor free of any lien, charge or encumbrance other than the security interest granted hereby and (y) Equipment to the extent permitted by Section
7.16 of the Credit Agreement.

       (d) As of the time any Inventory or Equipment of a Debtor becomes subject to the security interest provided for hereby and at all times thereafter, such Debtor shall be deemed to have warranted as to any and all of such Inventory and Equipment that all warranties of such

Debtor set forth in this Agreement are true and correct with respect to such Inventory and Equipment; that all of such Inventory and Equipment is located at a location set forth pursuant to Section 3(b) hereof. Each Debtor warrants and agrees that none of its Inventory is or will be consigned to any other person or entity without the Agent's prior written consent.

       (e) Upon the Agent's or the Required Lenders' request, each Debtor shall at its own cost and expense cause the lien of the Agent in and to any portion of its Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such lien and will cause all such certificates of title and evidences of lien to be deposited with the Agent.

       (f) Except for Equipment consisting of water treatment systems and other leasehold improvements, and except for Equipment from time to time located on the real estate described on Schedule C attached hereto or as otherwise hereafter disclosed to the Agent and the Lenders in writing, none of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture.

       (g) If any of the Inventory is at any time evidenced by a document of title, such document shall be promptly delivered by the relevant Debtor to the Agent.

          Section 7. Special Provisions Re: Investment Property. (a) Unless and until an Event of Default has occurred and is continuing and thereafter until notified to the contrary by the Agent pursuant to Section 9(d) hereof:

            (i) Each Debtor shall be entitled to exercise all voting and/or consensual powers pertaining to its Investment Property or any part thereof, for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement or any other document evidencing or otherwise relating to any Obligations; and

            (ii) Each Debtor shall be entitled to receive and retain all cash dividends paid upon or in respect of its Investment Property.

       (b) Certificates for all securities now or at any time constituting Investment Property and part of the Collateral hereunder shall be promptly delivered by the relevant Debtor to the Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto, including, without limitation, all stock received in respect of a stock dividend or resulting from a split-up, revision or reclassification of the Investment Property or any part thereof or received in addition to, in substitution of or in exchange for the Investment Property or any part thereof as a result of a merger, consolidation or otherwise. With respect to any

Investment Property held by a securities intermediary, commodity intermediary, or other financial intermediary of any kind, the relevant Debtor shall execute and deliver, and shall cause any such intermediary to execute and deliver, an agreement among such Debtor, the Agent, and such intermediary in form and substance satisfactory to the Agent which provides, among other things, for the intermediary's agreement that it will comply with such entitlement orders, and apply any value distributed on account of any Investment Property maintained in an account with such intermediary, as directed by the Agent without further consent by such Debtor at any time after the occurrence and during the continuation of any Event of Default. The Agent may at any time after the occurrence and during the continuation of an Event of Default cause to be transferred into its name or the name of its nominee or nominees any and all of the Investment Property hereunder.

       (c) Unless and until an Event of Default has occurred and is continuing, each Debtor may sell or otherwise dispose of any of its Investment Property to the extent permitted by the Credit Agreement, provided that (i) except to the extent permitted by Section 7.17 of the Credit Agreement, no Debtor shall sell or otherwise dispose of any capital stock or other equity interest in any direct or indirect Subsidiary without the prior written consent of the Agent and (ii) no Debtor shall sell or otherwise dispose of any of its Investment Property subject to the terms of a separate security agreement in favor of the Agent unless permitted by the terms of such separate agreement. During the existence of any Event of Default, no Debtor shall sell all or any part of the Investment Property without the prior written consent of the Agent.

       (d) Each Debtor represents that on the date of this Agreement, none of its Investment Property consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) except to the extent such Debtor has delivered to the Agent a duly executed and completed Form U-1 with respect to such stock. If at any time the Investment Property or any part thereof consists of margin stock, the relevant Debtor shall promptly so notify the Agent and deliver to the Agent a duly executed and completed Form U-1 and such other instruments and documents reasonably requested by the Agent in form and substance satisfactory to the Agent.

          Section 8. Power of Attorney. In addition to any other powers of attorney contained herein, each Debtor hereby appoints the Agent, its nominee, or any other person whom the Agent may designate as such Debtor's attorney-in-fact, with full power to sign such Debtor's name on verifications of accounts and other Collateral; to send requests for verification of Collateral to such Debtor's customers, account debtors and other obligors; to endorse such Debtor's name on any checks, notes, acceptances, money orders, drafts and any other forms of payment or security that may come into the Agent's possession; to endorse the Collateral in blank or to the order of the Agent or its nominee; to sign such Debtor's name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of such Debtor's mail to an address designated by the Agent; to receive, open and dispose of all mail addressed to such Debtor; and to do all things necessary to carry out this Agreement. Each Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person's gross negligence or willful misconduct. The Agent may file one or more financing statements disclosing its security interest in any or all of the Collateral without any Debtor's signature appearing thereon, and each Debtor also hereby grants the Agent a power of attorney to execute any such financing statements, or amendments and supplements to financing statements, on behalf of such Debtor without notice thereof to any Debtor (and Agent agrees to provide the relevant Debtor notice after any such filing is made pursuant to this provision, provided the failure to give such notice shall not affect the validity or enforceability of the relevant filing). The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Obligations have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Company have expired or otherwise been terminated; provided, however, that the Agent agrees, as a personal covenant to the relevant Debtor, not to exercise the powers of attorney set forth in this Section unless an Event of Default has occurred and is continuing.

          Section 9. Defaults and Remedies. (a) The occurrence of any event or the existence of any condition which is specified as an "Event of Default" under the Credit Agreement shall constitute an "Event of Default" hereunder.

       (b) Upon the occurrence and during the continuation of any Event of Default, the Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Agent may, without demand and without advertisement, notice, hearing or process of law, all of which each Debtor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion. In the exercise of any such remedies, the Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Obligations. Also, if less than all the Collateral is sold, the Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the Debtors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof. In addition to all other sums due the Agent or any Lender hereunder, each Debtor shall pay the Agent and the Lenders all reasonable costs and expenses incurred by the Agent and such Lenders, including reasonable attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Obligations or in the prosecution or defense of any action or proceeding by or against the Agent, the Lenders or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtors in accordance with Section 13(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Debtor if such Debtor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Agent or any Lender may be the purchaser at any such sale. Each Debtor hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Agent may further postpone such sale by announcement made at such time and place. In the event any of the Collateral shall constitute restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.

       (c) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, the Agent shall have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the relevant Debtor's premises (each Debtor hereby agreeing, to the extent it may lawfully do so, to lease such premises without cost or expense to the Agent or its designee if the Agent so requests) or to remove the Collateral or any part thereof to such other places as the Agent may desire. Upon the occurrence and during the continuation of any Event of Default hereunder, the Agent shall have the right to exercise any and all rights with respect to deposit accounts of each Debtor maintained with the Agent or any Lender, including, without limitation, the right to collect, withdraw and receive all amounts due or to become due or payable under each such deposit account. Upon the occurrence and during the continuation of any Event of Default hereunder, each Debtor shall, upon the Agent's demand, assemble the Collateral and make it available to the Agent at a place designated by the Agent. If the Agent exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining Collateral records.

       (d) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, all rights of a Debtor to exercise the voting and/or consensual powers which it is entitled to exercise pursuant to Section 7(a)(i) hereof and/or to receive and retain the distributions which it is entitled to receive and retain pursuant to Section 7(a)(ii) hereof, shall, at the option of the Agent, cease and thereupon become vested in the Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Investment Property and/or to receive and retain the distributions which such Debtor would otherwise have been authorized to retain pursuant to Section 7(a)(ii) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any Investment Property as if the Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Agent of any right, privilege or option pertaining to any Investment Property and, in connection therewith, to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine.

       (e) Without in any way limiting the foregoing, each Debtor hereby grants to the Agent and the Lenders a royalty-free irrevocable license and right to use all of such Debtor's patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization by the Agent or the Lenders on all or any part of the Collateral to the extent permitted by law. The license and right granted the Agent and the Lenders hereby shall be without any royalty or fee or charge whatsoever.

       (f) Failure by the Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and the Agent or provided by law, or delay by the Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Agent, nor any Lender, nor any party acting as attorney for the Agent or any Lender, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the Lenders may have. For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until the same is waived in writing by the Lenders or the Required Lenders, as the case may be, in accordance with the Credit Agreement.

          Section 10. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Agent upon the occurrence and during the continuation of any Event of Default shall, when received by the Agent in cash or its equivalent, be applied by the Agent in reduction of, or held as collateral security for, the Obligations in accordance with the terms of the Credit Agreement. The Debtors shall remain liable to the Agent and the Lenders for any deficiency. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Company, as agent for the Debtors, or to whomsoever the Agent reasonably determines is lawfully entitled thereto.

          Section 11. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Company under the Credit Agreement have expired or otherwise terminated. Upon such termination of this Agreement, the Agent shall, upon the request and at the expense of the Debtors, forthwith release its security interest hereunder.

          Section 12. The Agent. In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges and immunities provided in Section 10 of the Credit Agreement, all of which provisions of said Section 10 are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Agent hereby disclaims any representation or warranty to the Lenders or any other holders of the Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

          Section 13. Miscellaneous. (a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon each Debtor, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent, the Lenders and their successors and permitted assigns; provided, however, that no Debtor may assign its rights or delegate its duties hereunder without the Agent's prior written consent (except for such assignments and assumptions arising as a matter of law as a result of a merger permitted by Section 7.16(c) of the Credit Agreement). Without limiting the generality of the foregoing, and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

       (b) All communications provided for herein shall be in writing, except as otherwise specifically provided for hereinabove, and shall be deemed to have been given or made, if to any Debtor when given to the Company in accordance with Section 11.9 of the Credit Agreement, or if to the Agent or any Lender, when given to such party in accordance with Section 11.9 of the Credit Agreement.

       (c) No Lender shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral subject to this Agreement or for the execution of any trust or power hereof or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Agreement; it being understood and intended that no one or more of the Lenders shall have any right in any manner whatsoever to affect, disturb or prejudice the lien and security interest of this Agreement by its or their action or to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Agent in the manner herein provided for the benefit of the Lenders.

       (d) In the event that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that this Agreement shall be deemed to be valid or otherwise unenforceable with respect to any Debtor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to the other Debtors.

       (e) The lien and security interest herein created and provided for stand as direct and primary security for the Obligations of the Company arising under or otherwise relating to the Credit Agreement as well as for any of the other Obligations secured hereby. No application of any sums received by the Lenders in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any part thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until all Obligations have been fully paid and satisfied and all agreements of the Lenders to extend credit to or for the account of each Debtor and to or for the account of the Company have expired or otherwise have been terminated. Each Debtor acknowledges that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts of omissions whatsoever of the Agent, any Lender or any other holder of any Obligations, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by the Lenders or any other holder of any Obligations of any other security for or guarantors upon any of the Obligations or by any failure, neglect or omission on the part of the Agent, any Lender or any other holder of any Obligations to realize upon or protect any of the Obligations or any collateral or security therefor. The lien and security interest hereof shall not in any manner be impaired or affected by (and the Agent and the Lenders, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. The Lenders may at their discretion at any time grant credit to the Company without notice to the other Debtors in such amounts and on such terms as the Lenders may elect (all of such to constitute additional Obligations hereby secured) without in any manner impairing the lien and security interest created and provided for herein. In order to realize hereon and to exercise the rights granted the Agent and the Lenders hereunder and under applicable law, there shall be no obligation on the part of the Agent, any Lender or any other holder of any Obligations at any time to first resort for payment to the Company or to any other Debtor or to any guaranty of the Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Agent and the Lenders shall have the right to enforce this Agreement against any Debtor or any of its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

       (f) Upon the execution and delivery of this Agreement by the Debtors hereunder, this Agreement shall as of such date supersede all provisions of the various Security Agreements executed by the Debtors prior to the date hereof (the "Prior Security Agreements"). The Debtors hereby agree that, notwithstanding the execution and delivery of this Agreement, the liens and security interests created and provided for under the Prior Security Agreements continue in effect under and pursuant to the terms of this Agreement for the benefit of all of the Obligations secured hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Prior Security Agreements as to the indebtedness and obligations which would otherwise be secured thereby prior to giving effect to this Agreement.

       (g) In the event the Agent and the Lenders shall at any time in their discretion permit a substitution of Debtors hereunder or a party shall wish to become a Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule D, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and, in the case of a substitution, in lieu of the Debtor being replaced. No such substitution shall be effective absent the written consent of Agent nor shall it in any manner affect the obligations of the other Debtors hereunder.

       (h) This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the laws of the State of Illinois. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

       (i) Each Debtor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois state court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each Debtor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. Each Debtor, the Agent, and each Lender hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby.

       (j) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same agreement.


                          [Signature Pages to Follow]

     In Witness Whereof, each Debtor has caused this Agreement to be duly executed and delivered in Chicago, Illinois as of the date first above written.

                                     "Debtors"

                                     Everest Healthcare Services Corporation

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           CFO
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     WSKC Dialysis Services, Inc.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           Asst. Treasurer
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Ohio Valley Dialysis Center, Inc.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           Secretary/Treasurer
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Northwest Indiana Dialysis, Inc.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           Asst. Treasurer
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     New York Dialysis Management, Inc.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           Treasurer
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Mercy Dialysis Center, Inc.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           Asst. Treasurer
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     DuPage Dialysis, Ltd.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           Asst. Treasurer
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Lake Avenue Dialysis Center, Inc.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           Asst. Treasurer
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Home Dialysis of America, Inc.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           CFO
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Amarillo Acute Dialysis Specialists,
                                       L.L.C.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           CFO
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Dialysis Specialists of Corpus Christi,
                                       L.L.C.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           CFO
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Home Dialysis of Eastagate, Inc.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           CFO
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Dialysis Services of Cincinnati, Inc.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           CFO
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Dialysis Specialists of Marietta, Ltd.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           CFO
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Saint Margaret Mercy Dialysis
                                       Centers, L.L.C.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           CFO
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     Everest Management, Inc.

                                      By: Everest Management, Inc., as Manager

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           CFO
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

                                     The Extracorporeal Alliance, L.L.C.

                                        /s/ John B. Bourke
                                     By_______________________________________
                                           Secretary
                                       Its____________________________________

                                     Address:
                                     101 North Scoville
                                     Oak Park, Illinois 60302
                                     Attention: Mr. John B. Bourke

     Accepted and agreed to in Chicago, Illinois as of the date first above written.
                                     Harris Trust and Savings Bank,
                                         as Agent as aforesaid for the Lenders

                                        /s/ Michael W. Lewis
                                     By_______________________________________
                                           Senior Vice President
                                       Its____________________________________

                                     Address:
                                     111 West Monroe Street, 4E
                                     P.O. Box 755
                                     Chicago, Illinois 60690
                                     Attention: Ms. Gloria Compean

                                  Schedule A

                                   Locations


         Column 1                      Column 2                       Column 3

      Name of Debtor                     Chief
     (and Federal Tax                  Executive                  Additional Places
       I.D. Number)                     Office                       of Business

Everest Healthcare Services       101 North Scoville         1.  1201 South Main Street
Corporation                       Oak Park, IL  60302            Crown Point, IN  46307
Tax ID #36-4045521                                           2.  8701 Broadway Avenue
                                                                 Merrillville, IN  46410



          COLUMN 1                         COLUMN 2                                COLUMN 3
       NAME OF DEBTOR                        CHIEF
      (AND FEDERAL TAX                     EXECUTIVE                           ADDITIONAL PLACES
        I.D. NUMBER)                        OFFICE                                OF BUSINESS

WSKC Dialysis Services, Inc.          101 North Scoville                     1.  516 South Lincoln
Tax ID #36-2668594                    Oak Park, IL  60302                        Aurora, IL  60505

                                                                             2.  2310 York Street
                                                                                 Blue Island, IL  60406

                                                                             3.  0N025 Winfield Road
                                                                                 Winfield, IL  60190

                                                                             4.  640 West Washington
                                                                                 Chicago, IL  60606

                                                                             5.  3825 Highland, No. 102
                                                                                 Downers Grove, IL  60515

                                                                             6.  820 Biesterfield, #220
                                                                                 Elk Grove Village, IL  60007

                                                                             7.  4248 Commercial Way
                                                                                 Glenview, IL  60025

                                                                             8.  3501 West North Avenue
                                                                                 Chicago, IL  60647

                                                                             9.  7531 South Stony Island
                                                                                 Chicago, IL  60649

                                                                             10. 100 Spalding Drive, No. 108
                                                                                 Naperville, IL  60566

                                                                             11. 733 Madison Street
                                                                                 Oak Park, IL  60302

                                                                             12. 7721 South Western Avenue
                                                                                 Chicago, IL  60620

                                                                             13. Erie at Austin
                                                                                 Oak Park, IL  60302

                                                                             14. 7718 South Claremont
                                                                                 Chicago, IL

                                                                             15. 2701 West Washington
                                                                                 Bellwood, IL  60104

Ohio Valley Dialysis Center, Inc.     101 North Scoville                     230 Bellemeade Avenue
Tax ID #36-3575844                    Oak Park, IL  60302                    Evansville, IN  47713


             COLUMN 1                         COLUMN 2                                  COLUMN 3
          NAME OF DEBTOR                       CHIEF
         [AND FEDERAL TAX                    EXECUTIVE                             ADDITIONAL PLACES
           I.D. NUMBER)                        OFFICE                                 OF BUSINESS

Northwest Indiana Dialysis, Inc.        101 North Scoville                     569 Tyler Street
Tax ID #36-3372131                      Oak Park, IL  60302                    Gary, IN  46402

New York Dialysis Management, Inc.      101 North Scoville                     1.  1325 Morris Park Avenue
Tax ID #36-3702390                      Oak Park, IL  60302                        Bronx, NY  10461

                                                                               2.  3547 Webster
                                                                                   Bronx, NY  10467

Mercy Dialysis Center, Inc.             101 North Scoville                     1000 Mineral Point Road
Tax ID #39-1589773                      Oak Park, IL  60302                    Janesville, WI  53545

DuPage Dialysis, Ltd.                   101 North Scoville                     1325 Memorial Drive
Tax ID #36-3029873                      Oak Park, IL  60302                    LaGrange, IL  60525

Lake Avenue Dialysis Center, Inc.       101 North Scoville                     1.  3525 Lake Avenue, No. 4
Tax ID #36-3490713                      Oak Park, IL  60302                        Ft. Wayne, IN  46805

                                                                               2.  7017 South Anthony Blvd.
                                                                                   Ft. Wayne, IN  46816

Home Dialysis of America, Inc.          101 North Scoville                     6300 East El Dorado Plaza,
Tax ID #86-0711476                      Oak Park, IL  60302                    Suite 100
                                                                               Tucson, AZ  85715

Amarillo Acute Dialysis                 101 North Scoville                     7205 I-40 West
 Specialists, L.L.C.                    Oak Park, IL  60302                    Suites A, B, and C
Tax ID #75-2600377                                                             Amarillo, TX  79106

Dialysis Specialists of Corpus          101 North Scoville                     Raintree Plaza Shopping Center
Christi, L.L.C.                         Oak Park, IL  60302                    Corpus Christi, TX  78411
Tax ID #74-2749663

Home Dialysis of Eastgate, Inc.         101 North Scoville                     4578 East Tech Drive
Tax ID #31-1417271                      Oak Park, IL  60302                    Cincinnati, OH  45245

Dialysis Services of Cincinnati, Inc.   101 North Scoville                     2925 Vernon Place, Suite 302
Tax ID #31-1374389                      Oak Park, IL  60302                    Cincinnati, OH  45243

            Column 1                            Column 2                                   Column 3

         Name of Debtor                          Chief
       (and Federal Tax)                       Executive                              Additional Places
          I.D. Number)                           Office                                  of Business

Dialysis Specialists of Marietta, Ltd.    101 North Scoville                     1.  2906 Washington Blvd.
Tax ID #31-1484219                        Oak Park, IL  60302                        Belpre, OH  45714

                                                                                 2.  Washington Shopping Center
                                                                                     Marietta, OH

Saint Margaret Mercy Dialysis             101 North Scoville                     1.  8701 Broadway
Centers, L.L.C.                           Oak Park, IL  60302                        Merrillville, IN  46410
Tax ID #36-4104201
                                                                                 2.  1201 South Main Street
                                                                                     Crown Point, IN  46307

Everest Management, Inc.                  101 North Scoville                     None
Tax ID #36-4045521                        Oak Park, IL  60302

The Extracorporeal Alliance, L.L.C.       101 North Scoville                     1.  Oakwood Medical Building
Tax ID #36-4122087                        Oak Park, IL  60302                        18181 Oakwood Blvd.
                                                                                       Suite 203
                                                                                     Dearborn, MI  48124

                                                                                 2.  736 Jenks Avenue
                                                                                     Panama City, FL  32401

                                   Schedule B


                                  Trade Names

                                                              Trade Names of
            Name of Debtor                                     Such Debtor
Everest Healthcare Services Corporation                 None

WSKC Dialysis Services, Inc.                            Aurora Dialysis Center
                                                        Blue Island Dialysis Center
                                                        Central DuPage Dialysis
                                                        Chicago Dialysis Center
                                                        Chicago Kidney Center
                                                        Downers Grove Dialysis Center
                                                        Elk Grove Dialysis Center
                                                        Glenview Dialysis Center
                                                        Humboldt Park Dialysis Center
                                                        Jackson Park Dialysis Center
                                                        Naperville Dialysis Center
                                                        Oak Park Community Dialysis
                                                        Oak Park Dialysis Center
                                                        South Side Dialysis Center
                                                        South Chicago Dialysis
                                                        West Suburban Dialysis Center
                                                        WSKC Dialysis Services

Ohio Valley Dialysis Center, Inc.                       None

Northwest Indiana Dialysis, Inc.                        None

New York Dialysis Management, Inc.                      None

Mercy Dialysis Center, Inc.                             None

DuPage Dialysis, Ltd.                                   LaGrange Dialysis Center

Lake Avenue Dialysis Center, Inc.                       South Anthony Dialysis Center

                                                                  Trade Names of
            Name of Debtor                                         Such Debtor
Home Dialysis of America, Inc.                          Home Dialysis of America
                                                        Home Dialysis Specialists of America

Amarillo Acute Dialysis Specialists, L.L.C.             None

Dialysis Specialists of Corpus Christi, L.L.C.          None

Home Dialysis of Eastgate, Inc.                         None

Dialysis Services of Cincinnati, Inc.                   None

Dialysis Specialists of Marrietta, Ltd.                 Dialysis Specialists of Belpre

Saint Margaret Mercy Dialysis Centers, L.L.C.           Saint Margaret Mercy Dialysis Centers

Everest Management, Inc.                                Everest Management

The Extracorporeal Alliance, L.L.C.                     None

                                   Schedule C


                         Real Estate Legal Descriptions


                                      None

                                   Schedule D

                 Assumption and Supplemental Security Agreement

     This Agreement dated as of this _____ day of ______________, 199___ from [new debtor], a __________ corporation (the "New Debtor"), to Harris Trust and Savings Bank ("Harris"), as agent for the Lenders (defined in the Security Agreement hereinafter identified and defined) (Harris acting as such agent and any successor or successors to Harris in such capacity being hereinafter referred to as the "Agent");

                                Witnesseth that:

     Whereas, Everest Healthcare Services Corporation (the "Company") and certain other parties have executed and delivered to the Agent that certain Amended and Restated Security Agreement dated as of May 15, 1997 (such Amended and Restated Security Agreement, as the same may from time to time be modified or amended, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the "Security Agreement") pursuant to which such parties (the "Existing Debtors") have granted to the Agent for the benefit of the Lenders a lien on and security interest in each such Existing Debtor's Collateral (as such term is defined in the Security Agreement) to secure the Obligations (as such term is defined in the Security Agreement) of the Company owing to the Agent and the Lenders arising out of or related to the Credit Agreement referred to therein; and

     Whereas, the Company provides the New Debtor with substantial financial, managerial, administrative, technical and design support and the New Debtor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Lenders to the Company;

     Now, therefore, for value received, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Company by the Lenders from time to time, the New Debtor hereby agrees as follows:

       1. The New Debtor acknowledges and agrees that it shall become a "Debtor" party to the Security Agreement effective upon the date the New Debtor's execution of this Agreement and the delivery of this Agreement to the Agent, and that upon such execution and delivery, all references in the Security Agreement to the terms "Debtor" or "Debtors" shall be deemed to include the New Debtor. Without limiting the generality of the foregoing, the New Debtor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Debtor or in which the New Debtor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Obligations, whether now existing or hereafter arising, the New Debtor does hereby grant to the Agent for the benefit of itself and the other Lenders, and hereby agrees that the Agent has and shall continue to have for the benefit of itself and the other Lenders a continuing lien on and security interest in, among other things, all of the New Debtor's Collateral (as such term is defined in the Security Agreement), including, without limitation, all of the New Debtor's Receivables, General Intangibles, Inventory, Equipment, Investment Property, and all of the other Collateral described in Section 2 of the Security Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth in their entirety except that all references in such clauses to the Existing Debtors or any of them shall be deemed to include references to the New Debtor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Agent under the Security Agreement.

       2. The New Debtor hereby acknowledges and agrees that the Obligations are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if the New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor.

       3. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term "Debtor" or "Debtors" and any provision of the Security Agreement providing meaning to such term shall be deemed a reference to the Existing Debtors and the New Debtor. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

       4. The New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.

       5. No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

       6. This Agreement shall be governed by and construed in accordance with the State of Illinois (without regard to principles of conflicts of law).


                                     [New Debtor]



                                     By
                                        Its____________________________________

                                     Address:

                                     __________________________________________

                                     __________________________________________
                                     Attention:________________________________


     Accepted and agreed to as of the date first above written.


                                     Harris Trust and Savings Bank,
                                       as Agent


                                     By
                                        Its____________________________________

                                      -3-